Exhibit 99.2

Unaudited Pro Forma Combined Balance Sheet

	Historical
	SKYX Platforms Corp. As of December 31, 2022	Belami, Inc. As of December 31, 2022	Pro Forma Adjustments	Note	Total
Assets
Current assets:
Cash and cash equivalents	$6,720,543	$3,191,794	$(4,539,817)	3 a, b, and c	$5,372,520
Accounts receivable, net	-	2,049,669			2,049,669
Investments, available-for-sale	7,373,956	-			7,373,956
Inventory	1,923,540	1,994,913			3,918,453
Deferred cost of revenues	-	1,308,183			1,308,183
Prepaid expenses and other assets	311,618	2,444,321			2,755,939
Total current assets	16,329,657	10,988,880	(4,539,817)		22,778,720

Long-term assets:
Property and equipment, net	215,998	388,847			604,845
Restricted cash	2,741,054	-			2,741,054
Right-of-use assets, net	23,045,293	640,218			23,685,511
Website development costs, net	-	171,959			171,959
Intangible assets, definite life, net	662,802	449,986	(449,986)	3a	662,802
Goodwill			23,410,677	3a and c	23,410,677
Other assets	182,306	39,324			221,630
Total long-term assets	26,847,453	1,690,334	22,960,691		51,498,478

Total Assets	$43,177,110	$12,679,214	$18,420,874		$74,277,198

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable and accrued expenses	$1,845,448	$4,582,307	$		$6,427,755
Notes payable, current	405,931	-			405,931
Deferred revenues	-	1,619,586			1,619,586
Related party payable	104,375	-			104,375
Operating lease liabilities, current	1,130,624	334,501			1,465,125
Royalty obligations, current	2,638,000	-			2,638,000
Accrued dividends payable	-	2,500,000	(2,500,000)	3c	-
Convertible notes, current related parties	950,000	-			950,000
Convertible notes, current	350,000	-			350,000
Total current liabilities	7,424,378	9,036,394	(2,500,000)		13,960,772

Long term liabilities:
Notes payable	4,867,004	-	1,972,578	3a	6,839,582
Operating lease liabilities	22,758,496	349,395			23,107,891
Convertible notes	-	-	4,780,024	3d	4,780,024
Royalty obligations	-	-			-
Total long-term liabilities	27,625,500	349,395	6,752,602		34,727,497

Total liabilities	35,049,878	9,385,789	4,252,602		48,688,269

Commitments and Contingent Liabilities:	-
Redeemable preferred stock - subject to redemption: $0 par value; 20,000,000 shares authorized; 880,400 shares issued and outstanding at December 31, 2022	220,099	-			220,099

Stockholders’ Equity:
Common stock and additional paid-in-capital: $0 par value, 500,000,000 shares authorized; and 82,907,541 shares issued and outstanding at December 31, 2022	114,039,638	10,000	17,373,167	3a	131,422,805
(Accumulated deficit) retained earnings	(106,070,358)	3,204,895	(3,204,895)	3a	(106,070,358)
Accumulated other comprehensive loss	(62,147)	-			(62,147)
Total stockholders’ equity	7,907,133	3,214,895	14,168,272		25,290,300
Non-controlling interest	-	78,530	-		78,530
Total equity (deficit)	8,127,232	3,293,425	14,168,272		25,588,929
					-
Total Liabilities and Stockholders’ Equity	$43,177,110	$12,679,214	$18,420,874		$74,277,198

Unaudited Pro Forma Combined Statement of Operations

For the year ended December 31, 2022

	SKYX		Proforma
	Platforms Corp	Belami, Inc.	Proforma adjustments	Note	Total
Revenues, net	$32,022	$88,792,097	$-		$88,824,119
Cost of revenues	(18,913)	(58,669,299)	-		(58,688,212)
Gross income	13,109	30,122,798	-		30,135,907
					-
Selling, general, and administrative expenses- related party	248,215				248,215
Selling, general and administrative expenses	26,390,076	25,993,497			52,383,573
(Loss) Income from operations	(26,625,182)	4,129,301	-		(22,495,881)
					-
Other (income)/expense					-
Interest expense, net	589,009	(31,223)	2,146,395	3d	2,704,181
Debt forgiveness	(178,250)	-			(178,250)
Total other income (expense), net	(410,759)	(31,223)	2,146,395		1,704,413
					-
Net (loss) income	(27,035,941)	4,160,524	2,146,395		(20,729,022)
Net income (loss) attributable to non-controlling interest	35,442	(111,586)			(76,144)
Common stock issued pursuant to antidilutive provisions	4,691,022	-			4,691,022
Preferred dividends	38,055	-			38,055
Net (loss) income attributable to common stockholders	(31,800,460)	4,048,938	2,146,395		(25,605,127)
					-
Unrealized loss on securities	(62,147)	-			(62,147)
Comprehensive (loss) income	$(31,862,607)	$4,209,664	$2,146,395		$(25,667,274)

Net (loss) income per share - basic and diluted	$(0.40)		$0.58		$(0.31)

Weighted average number of common shares outstanding – basic and diluted	79,492,181		3,680,122	2f	83,172,303

SKYX PLATFORMS CORP.

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Note 1 - ORGANIZATION AND BUSINESS DESCRIPTION

SKYX Platforms Corp., a corporation (the “Company”), was incorporated in Florida in May 2004.

The Company maintains offices in Johns Creek, Georgia, Miami and Pompano Beach, Florida, New York City, and Guangdong Province, China.

The Company has a series of advanced-safe-smart platform technologies. The Company’s first-generation technologies enable light fixtures, ceiling fans and other electrically wired products to be installed safely and plugged-in to a ceiling’s electrical outlet box within seconds, and without the need to touch hazardous wires. The plug and play technology method is a universal power-plug device that has a matching receptacle that is simply connected to the electrical outlet box on the ceiling, enabling a safe and quick plug and play installation of light fixtures and ceiling fans in just seconds. The plug and play power-plug technology eliminates the need of touching hazardous electrical wires while installing light fixtures, ceiling fans and other hard wired electrical products. In recent years the Company has expanded the capabilities of its power-plug product, to include advanced-safe and quick universal installation methods, as well as advanced-smart capabilities. The smart features include control of light fixtures and ceiling fans by the SkyHome App, through WIFI, Bluetooth Low Energy and voice control. It allows scheduling, energy savings eco mode, dimming, back-up emergency light, night light, light color changing and much more. The Company’s second-generation technology is an all-in-one safe and smart-advanced platform that is designed to enhance all-around safety and lifestyle of homes and other buildings.

Belami, Inc. is an e-commerce services provider of lighting, patio heating, and ceiling fans, based in Sacramento, California, and provides catalog and distribution breath within this home furnishing market.

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

These pro forma unaudited combined financial statements, including the accompanying notes and related disclosures, have been prepared on an as-if basis, assuming that the transaction between the Company and Belami, Inc. has been in effect since the beginning of the period present in the results of operations by combining the historical financial statements of the entities and eliminating any intercompany balances. The Belami, Inc. acquisition is accounted for under the acquisition method of accounting.

The adjustments described in the following footnotes are intended to reflect the impact of the Belami, Inc. acquisition on a pro forma basis. The unaudited pro forma combined statements of operations for the year ended December 31, 2022, giving effect to Belami, Inc. acquisition as if it had occurred on January 1, 2022. The unaudited pro forma combined balance sheet as of December 31, 2022, gives effect to the Belami, Inc. acquisition as if it had occurred on December 31, 2022. The accompanying unaudited pro forma combined financial statements are presented for illustrative purposes only.

According to the Securities and Exchange Commission’s rules and regulations, these unaudited pro forma condensed combined financial statements included herein have been prepared. Certain information and certain footnote disclosures typically included in financial statements prepared under the U.S. generally accepted accounting principles have been condensed or omitted under such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

Basis of pro forma condensed combined financial statements

These pro forma combined financial statements include the accounts of the Company, Belami, Inc. and its subsidiaries. All intercompany accounts and transactions have been eliminated.

Note 3. PROFORMA ADJUSTMENTS

Pro forma adjustments are necessary to reflect the estimated purchase price and to reflect amounts related to the acquisition of Belami, Inc.

The unaudited pro forma condensed combined financial statements do not include any adjustments for liabilities that will result from integration activities related to the Belami, Inc. acquisition. Additional assets or liabilities may be recorded that could affect amounts in the unaudited pro forma condensed combined financial statements. During the measurement period, any such adjustments to provisional amounts would increase or decrease goodwill. Adjustments that occur after the end of the measurement period will be recognized in the post-combination current period operations. Besides, Belami, Inc. may incur significant expenses for business development and expansion upon consummation of the Belami, Inc. acquisition or in subsequent quarters recorded as an expense in the consolidated statement of operations in the period in which they are incurred.

The proforma adjustments are as follows:

a)	Represents the purchase consideration of approximately $27 million which consists of the following:

a.	Estimated cash payments of $10.2 million;

b.	Fair value of shares issued of $11.8 million, including deferred shares valued at $3.21 per share; and

c.	Notes payable to sellers of $2 million.

And corresponding entries to record goodwill and eliminate existing intangible assets and eliminate historical retained earnings of Belami, Inc.

b)	Represents proceeds of $10.4 million generated from the issuance of convertible debt related to the acquisition of Belami, Inc., and related debt discount.

c)	Represents the distribution to Belami, Inc. stockholders to pay dividends of $2.5 million and a portion of the retained earnings of $2.2 million.

d)	Represents the retroactive adjustment for amortization of debt discount and interest expense attributable to the convertible notes issued in connection with the financing of the acquisition of Belami, Inc.

e)	Represents the increase in weighted average shares in connection with the issuance of shares of common stock to finance the acquisition.